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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT



               SUBSIDIARY                              STATE OF FORMATION
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CORPORATIONS:
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Allegheny & Eastern Railroad, Inc.                          Delaware
Bradford Industrial Railroad, Inc.                          Delaware
Buffalo & Pittsburgh Railroad, Inc.                         Delaware
The Dansville & Mount Morris Railroad Company               New York
Genesee & Wyoming Investors, Inc.                           Delaware
Genesee and Wyoming Railroad Company                        New York
GWI Dayton, Inc.                                            Delaware
GWI Leasing Corporation                                     Delaware
GWI Rail Management Corporation                             Delaware
Illinois & Midland Railroad, Inc.                           Delaware
Louisiana & Delta Railroad, Inc.                            Delaware
Pittsburg & Shawmut Railroad, Inc.                          Delaware
Portland & Western Railroad, Inc.                           New York
Railroad Services, Inc.                                     Delaware
Rochester & Southern Railroad, Inc.                         New York
Willamette & Pacific Railroad, Inc.                         New York

LIMITED PARTNERSHIP:
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GWI Switching Services, L.P.                                 Texas